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Nittany Financial Corp.             Subject:  1Q 2003 Earnings

                                    Contact:  Samuel J. Malizia, Chairman of the Board
                                              David Z. Richards, Jr., President & CEO
                                             (814) 238-5724

                                    Date:     April 30, 2003
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FOR IMMEDIATE RELEASE
---------------------

Nittany Financial Corp. Reaches $200 Million in Assets At End of First Quarter and Reports Increased Profits


State  College,  PA....Nittany  Financial  Corp.,  (OTC  Bulletin  Board  Symbol
"NTNY"), (the "Company") the holding company for Nittany Bank, Vantage Investment Advisors, LLC and Nittany Asset Management Inc. announced increased earnings and continued growth for the first quarter of 2003.

Earnings for the three month period ending March 31, 2003 were $299,000 or $0.20 per diluted share, compared to $176,000 or $0.12 per diluted share for the three month period ending March 31, 2002. This represents a 70% rise in net income for the first quarter over 2002. Income before income taxes was $459,000 for the 2003 quarter, compared to $206,000 for the 2002 quarter. Net interest income before loan loss provisions was $1,298,000 and $927,000 for the three months ended March 31, 2003 and March 31, 2002, respectively, a 40% increase.

The earnings gains were primarily attributable to the continued strong growth in essentially all lines of business for the Company. Net loans grew for the three months ending March 31, 2003 by $6,564,000, a 5% increase from December 31, 2002. The loan growth in first quarter was funded in part by a $18,793,000 or 12% increase in deposits. The deposit increases occurred primarily in core deposits, such as checking, savings and money markets, which at March 31, 2003 comprised 90% of the Bank's total deposits.

Total assets for the consolidated entity at March 31, 2003 were $201,907,000 compared to $179,659,000 at December 31, 2002.

Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated solely in the State College market with approximately $200 million in assets. Nittany Bank began operations in October, 1998 and currently operates four offices with 40 employees. Nittany Bank offers a full range of financial services through its four offices, five ATM's, telephone banking (231-1800) and transactional internet banking at its www.NittanyBank.com site.

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The  parent  company,   Nittany   Financial  Corp.,  also  owns  two  investment
subsidiaries. Nittany Asset Management Inc. offers retail investment products through the Bank's four offices. Vantage Investment Advisors, LLC is a Registered Investment Advisory firm providing fee based investment management services. Vantage currently manages approximately $151 million in investments for small business retirement plans as well as individual portfolio management for consumers.

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


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                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET
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                                                                            March 31,         December 31,
                                                                              2003               2002
                                                                         -------------       -------------
                                                                                   (unaudited)
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ASSETS
     Cash and due from banks                                             $     732,371       $     618,937
     Interest-bearing deposits with other banks                             13,431,570           5,233,136
     Investment securities available for sale                                5,385,428           6,024,009
     Investment securities held to maturity (estimated
       market value of $45,417,119 and $38,727,663)                         45,058,375          38,359,925
     Loans receivable (net of allowance for loan losses
       of $1,257,285 and $1,177,141)                                       130,819,188         124,254,560
     Premises and equipment                                                  1,926,136           1,941,009
     Federal Home Loan Bank stock                                            1,175,400           1,175,400
     Intangible assets                                                       1,763,231             799,217
     Accrued interest and other assets                                       1,615,581           1,252,839
                                                                         -------------       -------------

             TOTAL ASSETS                                                $ 201,907,280       $ 179,659,032
                                                                         =============       =============

LIABILITIES
     Deposits:
         Noninterest-bearing demand                                      $   7,295,990       $   6,159,204
         Interest-bearing demand                                            19,365,720          18,717,951
         Money market                                                       32,438,949          27,517,955
         Savings                                                            98,513,640          86,498,462
         Time                                                               18,030,593          17,958,397
                                                                         -------------       -------------
            Total deposits                                                 175,644,892         156,851,969
     Short-term borrowings                                                   3,742,655           1,141,104
     Other borrowings                                                       10,924,172          10,615,650
     Accrued interest payable and other liabilities                            798,584           1,145,853
                                                                         -------------       -------------

             TOTAL LIABILITIES                                             191,110,303         169,754,576
                                                                         -------------       -------------

STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                                       -                   -
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 1,403,225 and 1,367,230 issued and outstanding              140,323             136,723
     Additional paid-in capital                                             11,636,312          11,045,912
     Retained deficit                                                         (969,465)         (1,268,694)
     Accumulated other comprehensive loss                                      (10,193)             (9,485)
                                                                         -------------       -------------

             TOTAL STOCKHOLDERS' EQUITY                                     10,796,977           9,904,456
                                                                         -------------       -------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 201,907,280       $ 179,659,032
                                                                         =============       =============

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                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME
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                                                               Period Ended March 31,
                                                               2003                 2002
                                                            ----------           ----------
                                                                     (unaudited)
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INTEREST AND DIVIDEND INCOME
     Loans, including fees                                  $2,108,213           $1,449,268
     Interest-bearing deposits with other banks                 26,868               21,491
     Investment securities                                     369,311              454,488
                                                            ----------           ----------
             Total interest and dividend income              2,504,392            1,925,247
                                                            ----------           ----------

INTEREST EXPENSE
     Deposits                                                1,062,622              834,931
     Short-term borrowings                                      12,110               52,071
     Other borrowings                                          131,423              111,388
                                                            ----------           ----------
             Total interest expense                          1,206,155              998,390
                                                            ----------           ----------

NET INTEREST INCOME                                          1,298,237              926,857

Provision for loan losses                                       90,000              150,000
                                                            ----------           ----------

NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                               1,208,237              776,857
                                                            ----------           ----------

NONINTEREST INCOME
     Service fees on deposit accounts                          118,825               96,794
     Investment security gain                                    6,691                7,630
     Asset management fees                                     339,144               21,003
     Other                                                       9,094                1,700
                                                            ----------           ----------
             Total noninterest income                          473,754              127,127
                                                            ----------           ----------

NONINTEREST EXPENSE
     Compensation and employee benefits                        518,726              330,457
     Occupancy and equipment                                   144,976              117,046
     Professional fees                                          48,024               24,382
     Data processing fees                                       77,653               62,742
     Supplies, printing, and postage                            37,157               33,903
     Advertising                                                37,350               30,384
     ATM processing fees                                        32,300               30,594
     Commission expense                                        217,825                    -
     Other                                                     109,141               68,946
                                                            ----------           ----------
             Total noninterest expense                       1,223,152              698,454
                                                            ----------           ----------

Income before income taxes                                     458,839              205,530
Income taxes                                                   159,610               30,000
                                                            ----------           ----------

NET INCOME                                                  $  299,229           $  175,530
                                                            ==========           ==========

EARNINGS PER SHARE
     Basic                                                  $     0.21           $     0.13
     Diluted                                                      0.20                 0.12

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                                   1,402,825            1,359,952
     Diluted                                                 1,525,349            1,410,352

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